UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida 33487

(Address of Principal Executive Offices)

(585) 271-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on March 25, 2022, the former Terran Orbital Corporation went public through a de-SPAC transaction (the “De-SPAC”) with Tailwind Two Acquisition Corporation (which was renamed Terran Orbital Corporation) (“Terran” or the “Company”).

In connection with the De-SPAC, Terran and its largest stockholder, Lockheed Martin Corporation (“Lockheed Martin”), entered into a new Strategic Cooperation Agreement (the “Agreement”), which runs through 2035. Among other things, the Agreement entitled Lockheed Martin to appoint one director to the Board and one Board observer.

On March 4, 2024, the Company filed with the U.S. Securities and Exchange Commission a Form 8-K disclosing that it had adopted a stockholder rights plan, which implemented a poison pill (the “Rights Plan”). The Board adopted the Rights Plan following a non-binding proposal from Lockheed Martin on March 1, 2024 to acquire all outstanding shares of the Company’s common stock for cash. The Rights Plan would be triggered if a stockholder acquired “Beneficial Ownership” of 15% or more of the Company’s common stock in a transaction not approved by the Company’s Board of Directors. A stockholder was deemed to have “Beneficial Ownership” of any shares owned “by any other Person or any of such Person’s Affiliates or Associates with which such Person or any of such Person’s Affiliates or Associates is ... Acting in Concert [as defined in the Rights Plan].”

On March 6, 2024, Plaintiff Andrew Jones (“Plaintiff”) filed a Verified Class Action Complaint (“Complaint”) in the Delaware Court of Chancery (the “Court”), styled Andrew Jones v. Marc Bell, et al. and Terran Orbital Corporation, C.A. No. 2024-0218-KSJM (the “Action”). Among other things, the Complaint challenged the Rights Plan’s definition of and all references to “Acting in Concert” (the “Acting in Concert Provisions”).

On April 18, 2024, the Company filed with the U.S. Securities and Exchange Commission a Form 8-K disclosing that it had entered into an Amended and Restated Rights Agreement to remove the Acting in Concert Provisions.

On April 30, 2024, the Court entered a stipulated Order dismissing the Action as moot and retaining jurisdiction to determine Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses (the “Dismissal Order”). The Dismissal Order was entered by the Court without a finding of wrongdoing by the Company, its directors, or anyone else.

Following entry of the Dismissal Order, and commencing prior to the Company’s acquisition by Lockheed Martin, the parties engaged in arm’s-length negotiations, pursuant to which the Company and/or its insurer(s) have agreed to pay Plaintiff’s counsel, on behalf of all Defendants, $500,000 in attorneys’ fees (inclusive of expenses) (the “Mootness Fee”) in full settlement for any claim by Plaintiff or Plaintiff’s counsel for an award of fees, costs, and expenses in connection with this Action.

The Court has not and will not pass judgment on the Mootness Fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date: November 18, 2024	By:	/s/ John McMillan
John McMillan
Secretary